UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 7, 2005

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective November 7, 2005, SYS acquired all of the outstanding stock of Logic Innovations, Inc. (“Logic”), a privately held, San Diego-based provider of solutions that ensure the fast and efficient delivery of digital audio, video and data to the broadcasting, communications and consumer electronics industries, for approximately $4.0 million in cash and stock.

The transaction was completed pursuant to an Agreement and Plan of Merger by and among SYS, Shadow II, Inc. (a wholly-owned subsidiary of SYS), Logic and all of the stockholders of Logic. As a result of the acquisition, Logic was merged into Shadow II and became a wholly owned subsidiary of SYS. Therefore the results of the combined entities will be included in the consolidated financial statements of SYS effective for periods subsequent to November 7, 2005.

The merger consideration consisted of $2,000,000 in cash and 445,768 shares of restricted SYS common stock with a value of $1,960,000 based on the closing price of $4.40 on November 4, 2005, the last trading day prior to the merger. Additional consideration may be earned subject to achieving future revenue and profitability targets. The excess of the purchase price over the estimated fair value of the net assets acquired is preliminarily estimated to be approximately $2.8 million, which consists of goodwill and other intangible assets.  A valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired, at which time the allocation of the purchase price may be revised. Management expects to complete the valuation during the second quarter of the current fiscal year.

Item 3.02. Unregistered Sales of Equity Securities

            The effective date of the acquisition of Logic is November 7, 2005; and in connection therewith, 445,768 shares of SYS common stock will be issued to the stockholders of Logic. Additional shares may be issued subject to achieving future revenue and profitability targets.

            The issuance of SYS common shares in this transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

            There are no securities with conversion rights in this transaction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press release dated November 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)

Date: November 14, 2005	By: /s/ Michael W. Fink Michael W. Fink, Secretary

Exhibit 99.1
NEWS ANNOUNCEMENT
SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com	Porter, Le Vay & Rose, Inc. Cheryl Schneider, VP - Investor Relations Jeff Myhre, VP - Editorial 212-564-4700 Tom Gibson - Media Relations 201-476-0322

FOR IMMEDIATE RELEASE

SYS TECHNOLOGIES ACQUIRES LOGIC INNOVATIONS, INC.

PRODUCTS ENABLE BROADBAND DELIVERY OF RICH MEDIA SERVICES

EXPANDS SYS CAPABILITIES TO ADDRESS NEW MARKETS

SAN DIEGO, CA - November 9, 2005 - SYS Technologies, (AMEX: SYS), a leading provider of real time information technology solutions to industrial and U.S. government customers, announced today that it has acquired all of the outstanding stock of privately held Logic Innovations, Inc. (“Logic”) of San Diego, CA for approximately $4.0 million in cash and SYS Technologies stock.

Logic is a leading provider of innovative broadcast solutions that ensure the fast and efficient delivery of digital audio, video and data to the broadcasting, satellite, communications and consumer electronics industries. Applications for Logic’s products include the television broadcast industry for the delivery of broadcast content; satellite service providers for the delivery of advanced video and data services over their video networks; corporations for internal distributed learning and/or financial information distribution; and the government, for use in monitoring and surveillance applications.

Logic’s revenues for the nine months ended September 30, 2005 were approximately $2.4 million with a current annual run rate of approximately $3.0 to $4.0 million. The transaction is anticipated to be accretive to earnings.

Cliff Cooke, CEO of SYS Technologies said, “Our strategy is to provide capabilities to our customers to capture real-time data, communicate this data to decision makers, provide presentation, visualization, and decision support for the decision maker and distribute results to the customer’s users. As stated in the past, we have three primary acquisition criteria. First, the target company must have a stand alone business that increases SYS’ capabilities to address new markets. Second, that business must have attributes, services, and/or products that can be sold to our current customer base. Third, SYS must be able to add value to the business of the target company. In the case of Logic, we have acquired a business that is a great fit to all of these objectives.”

Mr. Cooke continued, “Logic provides the capability to distribute information to a very wide array of customer users through its video and IP networking solutions for satellite and terrestrial applications. Use of this media to effect communications for homeland security purposes is just emerging. Logic’s products represent the convergence of broadcast and Internet technologies by providing head-end (transmission) equipment and edge device (reception) equipment to provide the infrastructure for this key data and video powered distribution capability.”

Logic, which will be operated as a wholly owned subsidiary as part of the SYS Public Safety, Security and Industrial Systems operating segment, will continue to be led by Logic’s President and CEO Charles Mrdjenovich, who stated “I am very pleased that Logic has joined SYS Technologies. I believe that the size and financial stability of SYS will enable Logic to more aggressively pursue broader market share within our current target markets, as well as expand the reach of our technology into new markets.”

Mr. Cooke concluded, “Logic’s core business is primarily in the broadcast, cable, and satellite TV industry. Broadcasting technologies have evolved from standard transmission of broadcast signals to datacasting with the inclusion of text data, and we believe that will now be replaced by a communications form more powerful and flexible, namely ‘media casting’ to include rich-media content or multimedia that can be used for training, emergency alerts, and real-time status of buildings, roadways, bridges, and other fixed infrastructure.”

“Furthermore, media cast content can be stored at its destination before it is viewed, which alters the role of receiving devices by transforming them into intelligent network devices. The greater functionality of these devices expands the variety and range of media they can receive and expands their potential use to many new applications. Logic’s capabilities in this arena fit perfectly with SYS’ plan for distribution of time-critical, high-volume information over broadband connections. SYS intends to take Logic’s products and provide these as value added components to our incident response systems for state and local governments.”

About SYS Technologies

SYS Technologies (AMEX: SYS), is a leading provider of information and communications systems for the Department of Defense, Homeland Security, and Industrial markets. SYS Technologies’ expertise is in real time sensor capture, communications, applications development, integration and data visualization which forms the basis of its current success and future growth.

For the Department of Defense (DoD), we provide command and control systems to operational commanders. For the U.S. Department of Homeland Security and various state agencies, we provide real-time safety and security products and services, including sensor networking products and end-to-end solutions. For large industrial customers in the telecommunications, utilities, construction, chemical, and biomedical industries, our products and services are used to intelligently and profitably manage remote assets.

SYS Technologies is headquartered in San Diego at 5050 Murphy Canyon Road, San Diego, CA 92123 and has principal offices in California, Virginia and Washington, DC. For additional information, visit the SYS Technologies web site at http://www.systechnologies.com.

About Logic Innovations

Logic Innovations is headquartered in San Diego at 9980 Carroll Canyon Road, San Diego, CA 92131. For additional information, visit the Logic Innovations web site at http://www.logici.com.

Notice Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings, including its report on Form SB-2 filed on June 23, 2005 and Form 10KSB filed on September 28, 2005.

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